June 30, 2002

National Vision, Inc.
296 Grayson Highway
Lawrenceville, Georgia  30045-5737
Attention:  Chief Financial Officer

            Re:       Fleet Capital Corporation – National Vision, Inc.

Ladies and Gentlemen:

            Reference is made to that certain Loan and Security Agreement dated as of May 30, 2001 (as at any time amended, the “Loan Agreement”), by and between National Vision, Inc., a Georgia corporation (“Borrower”), and Fleet Capital Corporation, a Rhode Island corporation (“Lender”).  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

            Borrower has informed Lender that Borrower desires to purchase from time to time certain New Senior Notes issued by Borrower.  The purchase of the New Senior Notes (the “Senior Debt Redemption”) requires the prior written consent of Lender under Sections 9.2.6 and 9.2.13 of the Loan Agreement.  Subject to satisfaction of the following conditions, Lender hereby consents to any Senior Debt Redemption, and the use of proceeds of the Revolver Loans therefor, and agrees that any such Senior Debt Redemption will not constitute an Event of Default under the Loan Agreement:  (i) Lender receives a copy of this letter agreement signed by Borrower, (ii) on the date of, and after giving effect to, any Senior Debt Redemption no Default or Event of Default exists, and (iii) Borrower does not expend more than $3,000,000 in the aggregate during any period of 12 consecutive months to purchase New Senior Notes as part of Senior Debt Redemptions.

            Borrower hereby ratifies and reaffirms each of the Loan Documents and all of Borrower’s covenants, duties and liabilities thereunder.  Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); and the security interests and Liens granted by Borrower in favor of Lender are duly perfected, first priority security interests and Liens.

            By their signatures hereinbelow, the parties further acknowledge and agree as follows:   (i) this letter agreement shall be effective upon acceptance by Lender, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia; (ii) this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (iii)  except as otherwise expressly provided in this letter agreement, nothing herein shall be construed to be a waiver, modification or release of any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect; (iv)  this letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction and nothing herein shall be deemed a waiver of any Defaults or Events of Default that may exist; (v) this letter agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement; and (vi) any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.  To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.

                                                                                   FLEET CAPITAL CORPORATION
                                                                                    (“Lender”)

                                                                                    By:       /s/  David C. Rich

                                                                                        Title:  Vice President

                                                                                    Accepted and agreed to:

                                                                                    NATIONAL VISION, INC.
ATTEST:                                                                     (“Borrower”)

            /s/  Mitchell Goodman                                   By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                       Angus C. Morrision,
                                                                                        Senior Vice President

CONSENT AND REAFFIRMATION

            Each of the undersigned guarantors of the Obligations of Borrower at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing agreement; (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its respective guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

            IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such agreement.

ATTEST:                                                                 INTERNATIONAL VISION ASSOCIATES,
                                                                                 LTD.

            /s/  Mitchell Goodman                                 By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                         Angus C. Morrison, Vice President

ATTEST:                                                                NVAL HEALTHCARE SYSTEMS, INC.

            /s/  Mitchell Goodman                             By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                          Angus C. Morrison, Vice President

ATTEST:                                                                VISTA OPTICAL EXPRESS, INC.

            /s/  Mitchell Goodman                             By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                          Angus C. Morrison, Vice President

ATTEST:                                                                MIDWEST VISION, INC.

            /s/  Mitchell Goodman                             By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                          Angus C. Morrison, Vice President

[Signatures continued on the following page]

ATTEST:                                                                VISION ADMINISTRATORS, INC.

            /s/  Mitchell Goodman                              By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                          Angus C. Morrison, Vice President

ATTEST:                                                                LEXIS HOLDING COMPANY, INC.

            /s/  Mitchell Goodman                             By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                           Angus C. Morrison, Vice President

ATTEST:                                                               VISTA EYECARE NETWORK, LLC

            /s/  Mitchell Goodman                             By:       /s/  Angus C. Morrison
Mitchell Goodman, Secretary                                               Angus C. Morrison, Vice President